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                                                                 EXHIBIT 24.1

                                  POWER OF ATTORNEY

     Each of the undersigned officers and directors of Golf Trust of America, Inc. (the "Company"), hereby constitutes and appoint W. Bradley Blair, II and David J. Dick, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the initial filing of the Company's registration statement on form S-3 any and all amendments to thereto, including post-effective amendments, to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby, ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        SIGNATURE                      TITLE                 DATE
        ---------                      -----                 ----

_________________________      President, Chief         June 5, 1998
W. Bradley Blair, II           Executive Officer
                               and Chairman of the
                               Board of Directors

_________________________      Executive Vice           June 5, 1998
David J. Dick                  President and
                               Director

_________________________      Senior Vice              June 5, 1998
Scott D. Peters                President and Chief
                               Financial Officer

_________________________      Director                 June 5, 1998
Larry D. Young

_________________________      Director                 June 5, 1998
Roy C. Chapman

_________________________      Director                 June 5, 1998
Raymond V. Jones

_________________________      Director                 June 5, 1998
Fred W. Reams

_________________________      Director                 June 5, 1998
Edward L. Wax


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